Exhibit 10.1

EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT
FOR TRANSFER OF LIMITED PARTNERSHIP INTEREST

in

THE MDI KEEPER’S FUND, L.P.

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is entered into as of June 9, 2023 (the “Effective Date”), by and among Ideanomics, Inc. (the “Assignor”), Uber Technologies, Inc. (the “-Assignee”), The MDI Keeper’s Fund, L.P., a Delaware limited partnership (the “Partnership”), and Legacy Two GP, LLC, a Delaware limited liability company and General Partner of the Partnership (the “General Partner”).

WHEREAS, Assignor subscribed for a Commitment in the amount of $25,000,000.00 pursuant to a Subscription Agreement (the Subscription Agreement“”) executed and delivered by the Assignor on July 15, 2021, and was admitted to the Partnership as a Limited Partner on July 15, 2021;

WHEREAS, the Assignor has made aggregate Contributions to the Partnership prior to the Effective Date in an amount equal to $4,378,318.98, and as of the Effective Date, the Assignor’s Remaining Commitment is equal to $20,621,681.02;

WHEREAS, the General Partner issued a Call Notice on December 20, 2022, pursuant to which Assignor was obligated to make a Contribution of $146,128.82 on or before January 3, 2023, and on March 31, 2023, the General Partner issued an additional Call Notice pursuant to which Assignor was obligated to make a Contribution of $121,684.35 on or before April 14, 2023, and as of the Effective Date, the Assignor has not made either of such Contributions (such Contributions, collectively, the “Defaulted Contribution”);

WHEREAS, Assignor desires to transfer its entire partnership interest in the Partnership, together with a corresponding interest in all of Assignor’s rights and obligations as a Partner with respect to such partnership interest (collectively, the “Transferred Interest”), to Assignee pursuant to Section 15.02 of the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of June 30, 2022 (as the same may be amended, supplemented or otherwise modified from time to time, the “Partnership Agreement”) (such transfer to be referred to as the “Transfer”), and that Assignee become a substituted Partner pursuant to Section 15.03 of the Partnership Agreement with respect to the Transferred Interest (the “Substitution”), with both the Transfer and the Substitution to be deemed to have become effective for all purposes under the Partnership Agreement as of the Effective Date;

WHEREAS, Assignee desires to assume the Defaulted Contribution (as reduced in accordance with the provisions hereof) as of the Effective Date; and

WHEREAS, the transfer of partnership interests in the Partnership is restricted by certain provisions in the Partnership Agreement.

NOW THEREFORE, in consideration of the premises, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1.             Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Partnership Agreement.

2.             Pursuant to Section 15.02 of the Partnership Agreement and in consideration of the Assignee’s assumption of the Assignor’s Remaining Commitment (as reduced pursuant to paragraph 3(b) below) and agreement to make the Defaulted Contribution (as reduced pursuant to paragraph 3(b) below), Assignor hereby transfers, assigns and conveys all of its rights, title and interest (free and clear of all liens and encumbrances other than any restrictions imposed on the Transferred Interest pursuant to the Partnership Agreement), in and to the Transferred Interest to Assignee, and Assignee hereby accepts such assignment of the Transferred Interest, it being understood that such transfer, assignment, conveyance and acceptance shall for all purposes under the Partnership Agreement be deemed to have become effective as of the Effective Date.

3.

(a)	Assignee, for itself and its successors and assigns, hereby assumes and agrees to be responsible for and agrees to pay or perform or cause to be paid or performed, and otherwise to discharge or cause to be discharged, in each case as and when the same become due and payable or performable pursuant to the terms of the Partnership Agreement, all obligations of Assignor with respect to the Transferred Interest, including without limitation the Defaulted Contribution.

(b)	Notwithstanding anything in this Agreement to the contrary, immediately after giving effect to the transfer of the Transferred Interest on the Effective Date, the General Partner and the Assignee agree that (i) the amount of the Remaining Commitment attributable to the Transferred Interest shall be reduced so as to equal $15,000,000.00, and (ii) the amount of the Defaulted Contribution shall be reduced so as to equal $200,000.00. Within 10 Business Days after the Effective Date, Assignee shall make a Contribution in respect of the Transferred Interest, in the manner required by Sections 8.01 and 8.02 of the Partnership Agreement, in an amount equal to (and in satisfaction of) the Defaulted Contribution (as reduced pursuant to the immediately preceding sentence).

(c)	For the avoidance of doubt, Assignee, for itself and its successors and assigns, hereby assumes and agrees to be responsible for all obligations of Assignor with respect to the Defaulted Contribution in accordance with paragraph 3(b) above. Immediately after giving effect to the Transfer (and, for the avoidance of doubt, before satisfaction of the Defaulted Contribution) and subject to year-end audit adjustments, Assignee’s Commitment, aggregate Contributions and Remaining Commitment in respect of the Transferred Interest will be $19,378,318.98, $4,378,318.98 and $15,000,000.00, respectively.

(d)	Effective immediately after giving effect to the Transfer on the Effective Date, the Assignor shall cease to be a Partner and, except as otherwise provided in Section 15.03(b)(iii) of the Partnership Agreement or required by applicable law, shall not have any further rights or obligations under the Partnership Agreement.

(e)	Assignee hereby confirms the power of attorney granted to the General Partner pursuant to Section 20.02 of the Partnership Agreement.

(f)	The General Partner hereby acknowledges that the Assignee is currently a Limited Partner, having been admitted to the Partnership as a Limited Partner on December 30, 2020. With respect to the Transferred Interest, Assignee shall execute and deliver to the General Partner a Supplemental Agreement, in form and substance satisfactory to the General Partner, dated as of the Effective Date (the “Supplemental Agreement”), the delivery of which is a condition to the effectiveness of the Transfer and the other transactions contemplated by this Agreement (including, without limitation, the releases set forth in paragraphs 6 and 7, and the General Partner has confirmed that the Transfer meets the requirements of Sections 15.02(b) and 15.02(c) of the Partnership Agreement.

4.             Assignee hereby makes the representations and warranties set forth below as of the Effective Date:

(a)	Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the power and authority to carry on the activities in which it is engaged and to accept, hold, and own the applicable Transferred Interest. The execution, delivery and performance by Assignee of this Agreement, the Supplemental Agreement, and any other documents executed and delivered by the Assignee in connection herewith (the “Assignee Agreements”) have been duly authorized by all requisite action on the part of Assignee. Each of the Assignee Agreements has been duly executed and delivered by the Assignee, constitutes the legal, valid and binding obligation of the Assignee, and is enforceable against the Assignee in accordance with its terms.

(b)	The execution and delivery by Assignee of each Assignee Agreement does not, and the performance and consummation of the terms and transactions set forth or contemplated herein or therein will not, contravene or result in a default under any provisions of any existing law, regulation, order, judgment or decree to which Assignee is subject or any indenture, mortgage or other agreement or instrument to which Assignee is a party or by which it is bound and do not require on the part of Assignee any approval, authorization, license or filing from or with any foreign, federal, state or municipal governmental authority or any consent or approval from any other person (other than the General Partner).

5.             Assignor hereby makes the representations and warranties set forth below as of the Effective Date:

(a)	Assignor is a corporation duly organized under the laws of the State of Nevada and is in good standing and has a legal existence not having been cancelled or revoked.

(b)	The execution, delivery and performance of this Agreement by Assignor have been duly authorized by all requisite action on the part of Assignor. This Agreement has been duly executed and delivered by Assignor, constitutes the legal, valid and binding obligation of Assignor, and is enforceable against Assignor in accordance with its terms.

(c)	The execution and delivery by Assignor of this Agreement does not, and the performance and consummation of the terms and transactions set forth or contemplated herein will not, contravene or result in a default under any provisions of any existing law, regulation, order, judgment or decree to which Assignor is subject, the provisions of Assignor’s governing documents or any indenture, mortgage or other agreement or instrument to which Assignor is a party or by which it is bound and do not require on the part of Assignor any approval, authorization, license or filing from or with any foreign, federal, state or municipal board governmental authority or any consent or approval from any other person (other than the General Partner).

(d)	Assignor is the sole legal owner of the Transferred Interest, and the Transferred Interest is free and clear of any liens or encumbrances (other than restrictions on transfer under applicable state and federal laws and restrictions under the Partnership Agreement). Assignor has good and marketable title to the Transferred Interest and the right and authority to transfer, assign and convey the Transferred Interest to the Assignee pursuant to this Agreement.

6.

(a)	Effective as of the Effective Date and concurrently with the Transfer, the Assignor, on its own behalf and on behalf of its Affiliates and each of its and such Affiliates’ respective agents, successors and assigns, (collectively, the “Assignor Releasors”) hereby irrevocably and unconditionally releases and forever discharges the General Partner, the Investment Manager, the Partnership, the Principals and each of their respective agents, successors and assigns (collectively, the “MDI Releasees”) from any and all actions, complaints, rights, claims, suits, charges, causes of action, liabilities, grievances, demands, damages (including actual, consequential, punitive and exemplary damages), losses, costs and expenses (including attorneys’ fees, costs and expenses), whether known or unknown, asserted or unasserted, suspected or unsuspected, fixed or contingent, or in law or in equity (collectively, “Claims”) which any Assignor Releasor now has, or may ever have had or may in the future have, in respect of the period from the beginning of time through the Effective Date, that relates to or arises out of the Partnership Agreement or the Assignor’s investment in, subscription for or of ownership of the Transferred Interest (all such Claims, other than those subject to the next succeeding sentence, the “Assignor Released Claims”). Notwithstanding the immediately preceding sentence, this Section 6(a) shall not preclude the Assignor Releasors from pursuing (and the Assignor Released Claims shall not be deemed to include) any Claim (A) which by law cannot be waived by signing this Agreement or (B) to enforce or otherwise exercise Assignor’s rights and remedies in respect of a breach by any MDI Releasee of any provision of this Agreement.

(b)	Assignor expressly acknowledges that the release set forth in paragraph 6(a) above is also intended to include in its effect, without limitation, any and all Assignor Released Claims which the Assignor Releasors do not know of or suspect may exist in their favor at the time of execution of this Agreement, and that such release will also extinguish any such Claim. The provisions of any laws providing in substance that releases shall not extend to Claims which are unknown or unsuspected, at the time of execution, to the Person executing such waiver or release, are hereby expressly waived by Assignor, both on its own behalf and on behalf of the other Assignor Releasors.

(c)	Assignor, on its own behalf and on behalf of the other Assignor Releasors, further acknowledges and agrees that effective as of the date hereof, it is waiving any right it or any of them may have to sue any of the MDI Releasees for any Assignor Released Claim, or to receive any compensation, recovery, monetary relief, damages, settlement or other individual relief arising as a result of any action, claim, lawsuit, grievance, complaint or proceeding commenced by anyone else against any of the MDI Releasees in respect of any Assignor Released Claim.

7.

(a)	Effective as of the Effective Date and concurrently with the Transfer, each of the General Partner and the Partnership, on its own behalf and on behalf of its Affiliates and each of its and such Affiliates’ respective agents, successors and assigns, (collectively, the “MDI Releasors”) hereby irrevocably and unconditionally releases and forever discharges Assignor and its agents, successors and assigns (collectively, the “Assignor Releasees”) from any and all Claims which any MDI Releasor now has, or may ever have had or may in the future have that relates to or arises out of Assignor’s failure to make the Defaulted Contribution as and when required by the Partnership Agreement. (all such Claims, other than those subject to the next succeeding sentence, the “MDI Released Claims”). Notwithstanding the immediately preceding sentence, this Section 6(a) shall not preclude the MDI Releasors from pursuing (and the MDI Released Claims shall not be deemed to include) any Claim (A) which by law cannot be waived by signing this Agreement or (B) to enforce or otherwise exercise the General Partner’s or the Partnership’s rights and remedies in respect of a breach by any Assignor Releasee of any provision of this Agreement.

(b)	Each of the General Partner and the Partnership expressly acknowledges that the release set forth in paragraph 7(a) above is also intended to include in its effect, without limitation, any and all MDI Released Claims which the MDI Releasors do not know of or suspect may exist in their favor at the time of execution of this Agreement, and that such release will also extinguish any such Claim. The provisions of any laws providing in substance that releases shall not extend to Claims which are unknown or unsuspected, at the time of execution, to the Person executing such waiver or release, are hereby expressly waived by each of the General Partner and the Partnership, both on its own behalf and on behalf of its other MDI Releasors.

(c)	Each of the Partnership and the General Partner, on its own behalf and on behalf of its MDI Releasors, further acknowledges and agrees that effective as of the date hereof, it is waiving any right it or any of them may have to sue any of the Assignor Releasees for any MDI Released Claim, or to receive any compensation, recovery, monetary relief, damages, settlement or other individual relief arising as a result of any action, claim, lawsuit, grievance, complaint or proceeding commenced by anyone else against any of the Assignor Releasees in respect of any MDI Released Claim.

8.             This Agreement shall be binding upon the successors and permitted assigns of the undersigned. All the agreements, representations and warranties made in this Agreement by any party hereto shall survive the execution and delivery hereof. Every provision of this Agreement is intended to be severable, and if any term or provision hereof is held to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

9.             This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any rules or principles of conflicts of law that would cause the application of the laws of any jurisdiction other than the State of Delaware.

10.           This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

11.           The General Partner hereby (a) consents to the Transfer and Substitution, it being understood that the Transfer and Substitution shall for all purposes under the Partnership Agreement be deemed to have become effective as of the Effective Date (b) waives the requirement of an opinion of counsel with respect to the Transfer set forth in Section 15.02(e) of the Partnership Agreement and (c) confirms that all conditions to the Transfer and Substitution set forth in the Partnership Agreement, including without limitation those set forth in Sections 15.02 and 15.03 of the Partnership Agreement, are hereby satisfied or waived. The General Partner agrees to record Assignee as a substituted Partner with respect to the Transferred Interest and as owner of the Transferred Interest on the books and records of the Partnership as of the Effective Date.

12.           The parties acknowledge and agree that the intended U.S. federal income tax treatment of the transactions herein is that no gross income will be realized by Assignee in connection with the assignment of the Transferred Interest (pursuant to paragraph 2) and/or Contributions thereon (the "Intended Treatment"). The parties will report the transactions herein in a manner consistent with the Intended Treatment, except with written consent of the Assignee or to the extent otherwise required by a final determination of a tax authority.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first written above.

ASSIGNOR:	PARTNERSHIP:

IDEANOMICS, INC.	THE MDI KEEPER’S FUND, L.P.

By:	By: LEGACY TWO GP, LLC, its General Partner
Name:
Title:	By:	/s/ Wendell McCain
Name: Wendell McCain
Title: Member

ASSIGNEE:	GENERAL PARTNER:

UBER TECHNOLOGIES, INC.	LEGACY TWO GP, LLC

By:	By:	/s/ Wendell McCain
Name:	Name: Wendell McCain
Title:	Title: Member

[Signature Page to Assignment and Assumption Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first written above.

ASSIGNOR:		PARTNERSHIP:

IDEANOMICS, INC.		THE MDI KEEPER’S FUND, L.P.

By:	/s/ Alf Poor	By: LEGACY TWO GP, LLC, its General Partner
Name: Alf Poor
Title: Chief Executive Officer		By:
Name: Wendell McCain
Title: Member

ASSIGNEE:		GENERAL PARTNER:

UBER TECHNOLOGIES, INC.		LEGACY TWO GP, LLC

By:		By:
Name:		Name: Wendell McCain
Title:		Title: Member

[Signature Page to Assignment and Assumption Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first written above.

ASSIGNOR:		PARTNERSHIP:

IDEANOMICS, INC.		THE MDI KEEPER’S FUND, L.P.

By:		By: LEGACY TWO GP, LLC, its General Partner
Name:
Title:		By:
Name: Wendell McCain
Title: Member

ASSIGNEE:		GENERAL PARTNER:

UBER TECHNOLOGIES, INC.		LEGACY TWO GP, LLC

By:	/s/ Nelson Chai	By:
Name: Nelson Chai		Name: Wendell McCain
Title: Chief Financial Officer		Title: Member

[Signature Page to Assignment and Assumption Agreement]